EXHIBIT 99.4

LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS

OFFER FOR ALL OUTSTANDING
$300,000,000 6.375% SENIOR UNSECURED NOTES DUE 2017
CUSIP Nos. 007643AA7 AND N0100PAA6
IN EXCHANGE FOR REGISTERED
$300,000,000 6.375% SENIOR UNSECURED NOTES DUE 2017
CUSIP No. 007643AB5
OF

AERCAP AVIATION SOLUTIONS B.V., AS ISSUER
AERCAP HOLDINGS N.V., AS PARENT GUARANTOR

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON                        , 2012 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

        We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by AerCap Aviation Solutions B.V. (the "Company") to exchange up to $300,000,000 aggregate principal amount of its 6.375% Senior Unsecured Notes due 2017 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $300,000,000 aggregate principal amount of its outstanding 6.375% Senior Unsecured Notes due 2017 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Company's and AerCap Holdings N.V.'s Prospectus dated                 , 2012 (the "Prospectus") and the related Letter of Transmittal.

        We are enclosing copies of the following documents:

  1.
  Prospectus dated                 , 2012;

  2.
  Letter of Transmittal (which together with the prospectus, constitute the "Exchange Offer");

  3.
  Notice of Guaranteed Delivery;

  4.
  Letter to Clients (of the Registered Holder); and

  5.
  Instruction to Registered Holder from Beneficial Owner (the "Instruction Letter").

        We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at midnight, New York City time, on                 , 2012, unless extended by the Company.

        The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Old Notes (a "Holder") will represent to the Company that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is engaging or intends to engage in the distribution, as defined in the Securities Act, of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes, and (iii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company or AerCap Holdings N.V., a Dutch public limited liability company. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The enclosed Instruction Letter contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations and warranties.

        The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

        Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail
Wilmington Trust,
National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attn: Sam Hamed	By Overnight Courier or Regular Mail
Wilmington Trust,
National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attn: Sam Hamed	By Hand Delivery Wilmington Trust, National Association c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed
Or by Facsimile Transmission (for eligible institutions only): (302) 636-4139 Attn: Sam Hamed
Or by Telephone: (302) 636-6181

Very truly yours,
AERCAP AVIATION SOLUTIONS B.V. AERCAP HOLDINGS N.V.